CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of Bishop Street Funds and to the use of our report dated November 23, 2022 on the financial statements and financial highlights of Hawaii Municipal Fund, a series of the Lee Financial Mutual Fund, Inc. Such financial statements and financial highlights appear in the 2022 Annual Report to Shareholders which is incorporated by reference into this Registration Statement of Form N-14.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

September 13, 2023